Exhibit 4.28

Deed to amend the AFFA

James Hardie Industries SE

James Hardie 117 Pty Limited

The State of New South Wales

Asbestos Injuries Compensation Fund Limited in its capacity as trustee of each of the Compensation Funds

Gilbert + Tobin

2 Park Street

Sydney NSW 2000

Australia

GPO Box 3810

Sydney NSW 2001

T +61 2 9263 4000

F +61 2 9263 4111

DX 10348 SSE

www.gtlaw.com.au

Gilbert + Tobin

                Date: 28 March 2012

Parties

1	James Hardie Industries SE (formerly known as James Hardie Industries N.V.) ARBN 097 829 895, a limited liability company incorporated in the Republic of Ireland of Europa House, 2nd floor Harcourt Centre, Harcourt Street, Dublin 2, Ireland (JHISE)

2	James Hardie 117 Pty Limited (formerly known as LGTDD Pty Limited) ABN 30 116 110 948 of Level 3, 22 Pitt Street, Sydney in the State of New South Wales (JH117)

3	The State of New South Wales c/- The Department of Premier and Cabinet, Level 39, Governor Macquarie Tower, 1 Farrer Place, Sydney in the State of New South Wales (NSW Government)

4	Asbestos Injuries Compensation Fund Limited ACN 117 363 461 in its capacity as trustee of each of the Compensation Funds established under the Amended and Restated Trust Deed Dated 14 December 2006 between it as trustee and JHISE as settlor, of Level 7, 233 Castlereagh Street, Sydney in the State of New South Wales (Trustee)

Background

A	JHISE, JH117, the NSW Government and the Trustee are parties to the AFFA.

B	Clause 13.7 of the AFFA sets out the agreement of the parties as to the treatment of “statutory recovery claims” under the Transaction Legislation.

C	The parties enter into this deed to clarify clause 13.7 of the AFFA so as to ensure it accurately reflects the parties’ intentions.

The parties agree

1	Defined terms and interpretation

1.1	Definitions in the Dictionary

A term or expression starting with a capital letter:

(a)	which is defined in the Dictionary in Schedule 1 (Dictionary), has the meaning given to it in the Dictionary; and

(b)	which is defined in the Corporations Act, but is not defined in the Dictionary, has the meaning given to it in the Corporations Act.

1.2	Interpretation

The interpretation clause in Schedule 1 (Dictionary) sets out rules of interpretation for this deed.

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2	AFFA amendments

2.1	Consideration

Each party enters into and assumes obligations under this deed in consideration for each other party entering into and assuming obligations under this deed and for other valuable consideration.

2.2	AFFA

The AFFA is varied as set out in Schedule 2 on and from the date of this deed.

3	General

3.1	Counterparts

This deed may be executed in any number of counterparts, each of which, when executed, is an original. Those counterparts together make one instrument.

3.2	Costs, expenses and duties

Except as expressly provided in this deed, each party must pay its own costs and expenses of negotiating, preparing and executing this deed and any other instrument executed under this deed.

3.3	Governing law

This deed is governed by the laws of New South Wales.

3.4	Jurisdiction

Each party submits to the non-exclusive jurisdiction of courts exercising jurisdiction in New South Wales, and waives any right to claim that those Courts are an inconvenient forum.

3.5	Further assurances

Except as expressly provided in this deed, each party must, at its own expense, do all things reasonably necessary to give full effect to this deed and the matters contemplated by it.

3.6	Notices

(a)	A notice or other communication under this deed is only effective if it is in writing, signed by or on behalf of the party giving it and it is received in full and legible form at the addressee’s address or fax number. It is regarded as received at the time and on the day it is actually received, but if it is received on a day that is not a Business Day or after 5.00 pm on a Business Day it is regarded as received at 9.00 am on the following Business Day.

(b)	For the purposes of this clause, a party’s address and fax number are those set out in the AFFA, unless the party has notified a changed address or fax number, in which case the notice, consent, approval or other communication must be to that address or number.

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3.7	Severability

Any term of this deed which is wholly or partially void or unenforceable is severed to the extent that it is void or unenforceable. The validity or enforceability of the remainder of this deed is not affected.

3.8	Variation

No variation of this deed is effective unless made in writing and signed by each party.

3.9	Waiver

(a)	No waiver of a right or remedy under this deed is effective unless it is in writing and signed by the party granting it. It is only effective in the specific instance and for the specific purpose for which it is granted.

(b)	A single or partial exercise of a right or remedy under this deed does not prevent a further exercise of that or of any other right or remedy.

(c)	Failure to exercise or delay in exercising a right or remedy under this deed does not operate as a waiver or prevent further exercise of that or of any other right or remedy.

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Schedule 1 —

Dictionary

1	Dictionary

In this deed:

AFFA means the document entitled “Amended & Restated Final Funding Agreement in respect of the provision of long term funding for compensation arrangements for certain victims of Asbestos-related diseases in Australia” dated 21 November 2006 between JHISE, JH117, the NSW Government and the Trustee, as amended by amending deeds dated 6 August 2007, 8 November 2007, 11 June 2008, 17 July 2008, 23 June 2009, 9 December 2010, by the amending deed to amend clause 20.3 of that document and to formally reflect the changes to the name of JHISE following its redomicile to the Republic of Ireland, each of which is between those parties and by the Deed of Confirmation.

Business Day means a day on which banks are open for business excluding Saturdays, Sundays and public holidays in Sydney, New South Wales.

Corporations Act means Corporations Act 2001 (Cth).

Deed of Confirmation means the Deed of Confirmation dated 24 June 2009 between JHISE, JH117, the NSW Government and the Trustee.

Transaction Legislation has the meaning given in the AFFA.

2	Interpretation

In this deed the following rules of interpretation apply unless the contrary intention appears:

(a)	headings are for convenience only and do not affect the interpretation of this deed;

(b)	the singular includes the plural and vice versa;

(c)	words that are gender neutral or gender specific include each gender;

(d)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(e)	the words ‘such as’, ‘including’, ‘particularly’ and similar expressions are not used as, nor are intended to be, interpreted as words of limitation;

(f)	a reference to:

(i)	a person includes a natural person, partnership, joint venture, government agency, association, corporation or other body corporate;

(ii)	a thing (including, but not limited to, a chose in action or other right) includes a part of that thing;

(iii)	a party includes its successors and permitted assigns;

(iv)	a document includes all amendments or supplements to that document;

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(v)	a clause, term, party, schedule or attachment is a reference to a clause or term of, or party, schedule or attachment to this deed;

(vi)	this deed includes all schedules and attachments to it;

(vii)	a law includes a constitutional provision, treaty, decree, convention, statute, regulation, ordinance, by-law, judgment, rule of common law or equity or a rule of an applicable Financial Market and is a reference to that law as amended, consolidated or replaced;

(viii)	an agreement other than this deed includes an undertaking, or legally enforceable arrangement or understanding, whether or not in writing; and

(ix)	a monetary amount is in Australian dollars;

(g)	an agreement on the part of two or more persons binds them jointly and severally;

(h)	when the day on which something must be done is not a Business Day, that thing must be done on the following Business Day;

(i)	in determining the time of day, where relevant to this deed, the relevant time of day is:

(i)	for the purposes of giving or receiving notices, the time of day where a party receiving a notice is located; or

(ii)	for any other purpose under this deed, the time of day in the place where the party required to perform an obligation is located; and

(j)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this deed or any part of it.

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Schedule 2 —

AFFA Amendments

The AFFA is amended by deleting clause 13.7 in its entirety and inserting the following:

13.7 Limitations on Recoveries

(a)

(i)	For the purposes of this clause 13.7, “Recoveries” means any statutory entitlement of the NSW Government or any Other Government or any governmental agency or authority of any such government (“Relevant Body”) to impose liability on or to recover an amount or amounts from any person in respect of any payments made or to be made or benefits provided by a Relevant Body in respect of Personal Asbestos Claims or Marlew Claims (other than as a defendant or in settlement of any claim, including a crossclaim or claim for contribution) that is from time to time a “statutory recovery claim” for the purposes of the Transaction Legislation.

Note: Any statutory entitlement of a Relevant Body properly paid out of the damages payable as part of a Proven Claim pursuant to a judgement or settlement of a Personal Asbestos Claim or a Marlew Claim is not to be treated as a Recovery for the purposes of this clause 13.7.

(ii)	The Parties agree and acknowledge that the intent of this clause 13.7 is to establish a framework for and to limit the JHISE Group’s funding of Recoveries under this deed and that the reference in section 32(3)(a) of the Transaction Legislation to “the funding set aside” under this deed for the payment of statutory recovery claims is a reference to the Annual Limit and the Term Limit provided for in clause 13.7(b).

(b)	In consideration of JHISE’s and the Performing Subsidiary’s agreement to include Recoveries within the scope of the funding arrangements set out in this deed (but only to the limited extent provided for in this clause 13.7), the NSW Government agrees to use its best endeavours to ensure, through the Transaction Legislation, that the Liable Entities (or the Trustee on their behalf) cannot be compelled to pay (whether paid directly to Relevant Bodies or as a component of amounts payable or liabilities incurred in respect of Personal Asbestos Claims or Marlew Claims or to Concurrent Wrongdoers) Recoveries which in aggregate exceed in any Financial Year the lesser of:

(i)	the amount equal to the liabilities of the Liable Entities to pay Recoveries as calculated under the relevant statute(s) from time to time;

(ii)	for the first Financial Year of operation of the Compensation Funds, an amount equal to $750,000 (“Annual Limit”) and in respect of each subsequent Financial Year, an amount equal to the prior Financial Year’s Annual Limit, indexed for inflation or deflation by reference to the All Groups Consumer Price Index as published by the Australian Bureau of Statistics (or, if such statistic ceases to be published, the nearest equivalent generally published figure);

and further the aggregate of Recoveries paid by the Liable Entities (or the Trustee on their behalf) over the Term of this deed (including any extension of the Term under clause 9.9 of this deed) shall not exceed $30 million (“Term Limit”).

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(c)	Notwithstanding clause 13.7(a) and without limiting JHISE’s or the Performing Subsidiary’s rights under any other provision of this deed, if any Liable Entity (or the Trustee on its own behalf or on behalf of a Liable Entity) or any member of the JHISE Group is required to pay any amount in respect of Recoveries in excess of the Annual Limit or the Term Limit as described in clause 13.7(b), the payment obligations of the Performing Subsidiary and JHISE under this deed and the Related Agreements shall be adjusted by the amount of the excess as though the excess were a payment of a Relevant Liability under a Scheme to which clause 13.4 applies.

Note: If a Liable Entity (or the Trustee on its own behalf or on behalf of a Liable Entity) records as a liability in its financial statements any amount in respect of Recoveries in excess of the Annual Limit or the Term Limit, the amount is to be treated as an Asbestos Liability and thereby excluded from liabilities of the Trustee and the Liable Entities under clause 9.10(b)(ii) when determining the net assets of the Liable Entities under clause 9.4(a)(iii) for the purposes of calculating the Annual Contribution Amount.

(d)	If any Liable Entity (or the Trustee on its own behalf or on behalf of a Liable Entity) or any member of the JHISE Group is required to pay any amount representing any statutory entitlement of a Relevant Body that is not:

(i)	a Recovery for the purposes of this clause 13.7; or

(ii)	an amount otherwise permitted to be paid by this deed and the Transaction Legislation,

the payment obligations of the Performing Subsidiary and JHISE under this deed and the Related Agreements shall be adjusted by the amount of the payment as though the payment were a payment of a Relevant Liability under a Scheme to which clause 13.4 applies.

If a payment of the kind described in this clause 13.7(d) is required to be made or is reasonably anticipated to be required to be made, any Party may immediately request by Notice to the other Parties that they undertake the negotiations contemplated by clause 13.4(c)(ii).

(e)	For the purposes of clause 13.7(b) and section 32(3)(b) of the Transaction Legislation, the parties agree that Recoveries are to be paid in accordance with the provisions of the James Hardie Former Subsidiaries (Winding up and Administration) Amendment (Statutory Recovery Claims) Regulation 2012 (made pursuant to section 32(4) of the Transaction Legislation) (as amended from time to time) as if the reference to “statutory recovery claims” in the Regulation is a reference to Recoveries, unless the parties otherwise agree in writing.

(f)

(i)	To avoid doubt, the parties acknowledge that clauses 13.2 and 13.3 apply to this clause 13.7 and any amendment to the Transaction Legislation or the Release Legislation made in connection with the subject matter of this clause 13.7.

(ii)	Without limiting clause 13.7(f)(i), the NSW Government undertakes and agrees that it will not amend the James Hardie Former Subsidiaries (Winding up and Administration) Amendment (Statutory Recovery Claims) Regulation 2012, or make any regulation to prescribe any claim as a “statutory recovery claim” without the consent in writing of JHISE.

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Execution page

Executed as a deed.

SIGNED, SEALED AND DELIVERED

by the Honourable Gregory

Eugene Smith MP Attorney General

of New South Wales for THE STATE

OF NEW SOUTH WALES in the

presence of:

/s/ Damien Tudehope

Signature of witness

DAMIEN TUDEHOPE

Name of witness (block letters)

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Gregory Smith Signature of the Honourable Gregory Eugene Smith MP Attorney General of New South Wales

EXECUTED by ASBESTOS INJURIES COMPENSATION FUND LIMITED in

accordance with section 127(1) of the

Corporations Act 2001 (Cwlth) by

authority of its directors:

/s/ Dennis Loduwick

Signature of director

DENNIS LODUWICK

Name of director (block letters)

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Glenn Revell Signature of ~~director~~/company secretary* *delete whichever is not applicable GLENN REVELL Name of ~~director~~/company secretary* (block letters) *delete whichever is not applicable

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EXECUTED by

as an authorised signatory for, and

SEALED AND DELIVERED as a deed

by, JAMES HARDIE INDUSTRIES

S.E. in the presence of:

/s/ Margaret Kavanagh

Signature of witness

MARGARET KAVANAGH

Name of witness (block letters)

Dublin, Ireland

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )

/s/ Louis Gries Dublin, Ireland

By executing this deed the signatory

states that the signatory has received

no notice of revocation of the authority

under which the signatory signs this

deed

DIRECTOR

Position

/s/ Marcin Firek Dublin, Ireland

By executing this deed the signatory

states that the signatory has received

no notice of revocation of the authority

under which the signatory signs this

deed

SECRETARY

Position

EXECUTED by JAMES HARDIE 117

PTY LIMITED in accordance with

section 127(1) of the Corporations Act

2001 (Cwlth) by authority of its

directors:

/s/ Scott C. Barnett

Signature of director

SCOTT C. BARNETT

Name of director (block letters)

) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ G. M. Jarvi Signature of director/~~company secretary~~* *delete whichever is not applicable GUY M JARVI Name of director/~~company secretary~~* (block letters) *delete whichever is not applicable

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